Exhibit 10.2

ASSIGNMENT OF PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

VEREIT ACQUISITIONS, LLC, a Delaware limited liability company, as Assignor
and
COLE ID COLUMBUS WI, LLC, a Delaware limited liability company, as Assignee

Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in, to and under that certain Purchase and Sale Agreement (with Escrow Instructions) (the “Purchase Agreement”) described herein, including, without limitation, Assignor’s right, title and interest in and to the previously made Earnest Money Deposit, to Assignee and its successors and assigns. The Purchase Agreement is described as follows:

DATE OF AGREEMENT:	October 3, 2017

ORIGINAL BUYER:	VEREIT Acquisitions, LLC,
a Delaware limited liability company

SELLER:	TI Investors of Columbus LLC,
a Wisconsin limited liability company

ASSIGNED TO:	Cole ID Columbus WI, LLC,
a Delaware limited liability company

PROPERTY:	199 Gateway Court,
Columbus, Wisconsin (the “Property”)

Assignor acknowledges that it is not released from any obligations or liabilities under said Purchase Agreement; provided, however, upon consummation of the acquisition of the Property by Assignee (the “Closing”), Assignor (but not Assignee) shall be relieved of all obligations arising under the Purchase Agreement before, on and after the Closing.

Assignee hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

Effective the 20th day of October, 2017.

ASSIGNOR:		ASSIGNEE:
VEREIT ACQUISITIONS, LLC, a Delaware limited liability company		COLE ID COLUMBUS WI, LLC, a Delaware limited partnership

By:	/s/ Daniel T. Haug	By:	Cole Corporate Income Advisors III, LLC, a Delaware limited liability company, its Manager
Daniel T. Haug
Authorized Officer
			By:	/s/ Todd J. Weiss
Todd J. Weiss
General Counsel, Real Estate